UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 7, 2006

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation	(I.R.S. Employer Identification No.)
or organization)

20245 SW 95th Avenue
Tualatin, Oregon	97062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (503) 692-8001

Former name or former address if changed since last report:
No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BIOJECT MEDICAL TECHNOLOGIES INC.
FORM 8-K
INDEX

Item	Description

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01	Financial Statements and Exhibits

Signatures

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)    On April 12, 2007, we entered into a Separation Agreement with Mr. J. Michael Redmond, our Senior Vice President of Business Development, wherein, his employment with Bioject Medical Technologies Inc. (“Bioject”) will terminate effective May 1, 2007. Pursuant to Mr. Redmond’s previously existing employment agreement, he will receive cash severance benefits of $217,350, which is equal to 12 months of his current base pay. In addition, 153,508 currently outstanding, but unvested, shares of restricted stock units will vest.

(e)    The following Restricted Stock Units (“RSUs”) were granted to certain named executive officers:

•     On December 7, 2006, Dr. Richard Stout, Bioject’s Executive Vice President and Chief Medical Officer, Ms. Christine M. Farrell, Bioject’s Vice President of Finance, and Mr. Redmond each received 30,000 RSUs. Of the 30,000 RSUs, 50%, or 15,000, are unconditional and vest as to 1/3 of the RSUs on each of December 7, 2007, 2008 and 2009. The other 50% of the RSUs will vest as to 1/3 of the total on each of December 31, 2008, 2009 and 2010 if certain performance criteria are met as of December 31, 2007.

•     On March 8, 2007, each of Mr. Stout and Ms. Farrell, received 50,000 RSUs. The 50,000 RSUs vest as to 50% of the total, or 25,000 RSUs, on each of March 8, 2008 and 2009.

Also, as part of the Company’s annual performance reviews, on April 5, 2007 a 4% salary increase for each of Bioject’s named executive officers, Dr. Richard S. Stout and Ms. Christine Farrell was implemented and was retroactive to January 1, 2007.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

10.1         Form of Restricted Stock Unit Agreement for December 7, 2006 grant.

10.2         Form of Restricted Stock Unit Agreement for March 8, 2007 grants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2007	BIOJECT MEDICAL TECHNOLOGIES INC.
(Registrant)

/s/ CHRISTINE M. FARRELL
Christine M. Farrell
Vice President of Finance
(Principal Financial and Accounting Officer)